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                                                                     EXHIBIT 2.2
                                                                     -----------

 AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT BY AND AMONG MITCHELL MADISON
   GROUP, L.L.C. , USWEB CORPORATION, AND  USWEB ACQUISITION CORPORATION 137

                            as of September 1, 1999

     This Amendment No. 1 (the "Amendment") to the Asset Purchase Agreement,
                                ---------
dated July 30 1999, by and among Mitchell Madison Group, L.L.C., USWeb Acquisition Corporation 137, and USWeb Corporation (the "Agreement") is made and
                                                         ---------
entered into as of September 1, 1999 by and among Mitchell Madison Group L.L.C., a Cayman Islands limited liability company (the "Seller"), USWeb Corporation, a
                                                 ------
Delaware corporation ("USWeb"), and USWeb Acquisition 137, a Delaware
                       -----
corporation and wholly owned subsidiary of USWeb (the "Buyer"). Unless otherwise
                                                       -----
stated herein, capitalized terms not defined herein shall have the meanings set forth in the Agreement.

                                    RECITAL

     The parties to the Agreement wish to make certain amendments to the Agreement.

Now, therefore, in consideration of the mutual promises contained herein and for other good and valuable consideration, the parties agree as follows:

                                   AGREEMENT
     1.1 Three new definitions shall hereby be inserted in Article I. Such definitions shall read as follows:

          " "Cause"  Defined in the Holder/Employee Agreement.
             -----

          "Holder/Employee"-- Any Holder who is becoming an employee of USWeb.
           ---------------

          "Holder/Employee Agreement"-- The agreements regarding compensation,
           -------------------------
          at-will employment, arbitration, and other matters by and among Seller, USWeb, and each Holder/Employee, to be dated as of September 3, 1999."

     1.2  The portion of the first sentence of Section 2.02(a) that precedes
Section 2.02(a)(i) shall hereby read in its entirety as follows:

          "(a) The aggregate purchase price (the "Purchase Price") to be paid by
                                                  --------------
          the Seller as consideration for the Transferred Assets (or to be delivered pursuant to Section 8.05) and, in the case of the Year 1 Deferred Consideration and Year 2 Deferred Consideration (as defined below), as employment consideration, shall be:"
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     1.3  Section 2.02(a)(ii) of the Agreement shall hereby read in its entirety as follows:

          "(ii) an amount in cash equal to $10,000,000, payable on or before 90 days following the Closing Date."

     1.4 Section 2.02(b)(iv) of the Agreement shall hereby read in its entirety as follows:

          "(iv) On or before 90 days following the Closing Date, an amount in cash equal to $10,000,000."

     1.5 A new Section 2.02(c) of the Agreement shall hereby be inserted to read in its entirety as follows:

          "(c) The Seller shall distribute the Purchase Price as follows:

                (i) With respect to Section 2.02(b)(i) and (iv) above, Seller shall distribute to each Holder as agreed upon by Seller and the Holders. A copy of such proposed distribution will be provided to USWeb prior to the Closing.

                (ii) With respect to Sections 2.02(b)(ii) and (iii), Seller shall distribute to each Holder pursuant to Section 2.03 below."

     1.6  Section 2.03(a) shall hereby read in its entirety as follows:

                "(a) Definitions.
                     -----------

                        "Year 1" is October 1, 1999 to September 30, 2000, and
                         ------
          "Year 2" is October 1, 2000 to September 30, 2001."
           ------

     1.7 Section 2.03(b) of the Agreement shall hereby read in its entirety as follows:

          "(b) Adjustment of Deferred Consideration. After the end of Year 1 and
               ------------------------------------
          Year 2 as provided in Section 2.03(c) and (d) below, Seller, as agent, shall, subject to applicable withholding for tax, indemnity or other similar purposes by USWeb, distribute to each Holder/Employee (provided the Holder/Employee has not voluntarily left the employ of USWeb or has not been terminated by USWeb for Cause) each Holder/Employee's share (as more fully set forth in Exhibit A of each Holder/Employee Agreement) of Year 1 Deferred Consideration and the Year 2 Deferred Consideration, as applicable.

          Subject to the terms and conditions of the applicable Holder/Employee Agreement, including the quarterly vesting provisions therein, if any Holder/Employee has voluntarily left the employ of USWeb or has been terminated by USWeb for Cause, USWeb shall retain the Year 1


                                      -2-
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          Deferred Consideration and Year 2 Deferred Consideration otherwise distributable to such Holder/Employee on September 30, 2000 or September 30, 2001 (as the case may be)."

     1.8 Section 8.05 of the Agreement shall hereby read in its entirety as follows:

     1.9  "8.05 Transfer of Interest.   As promptly as practicable following the
                --------------------
execution of this Agreement and on or before the Closing, the Seller and the Buyer shall enter into an agreement to the cause the holder of the interest in Mitchell Madison Consulting Group, Inc. and Mitchell Madison Group (Del.) LLC to effect the transfer to the Buyer of all of such holder's right, title and interest in Mitchell Madison Consulting Group, Inc. and Mitchell Madison Group (Del.) LLC. Such agreement shall be in the form and substance mutually satisfactory to the Seller and the Buyer. A portion of the Purchase Price paid pursuant to Sections 2.02(a)(i) and 2.02(b)(i) shall be paid by Seller (as agent for the Buyer) to effect the foregoing agreement."

     1.10 Section 9.05 of the Agreement shall hereby read in its entirety as follows:

          "9.05 [This Section intentionally deleted]"

     1.11 [Section 9.07 of the Agreement shall hereby read in its entirety as follows:

          "9.07   Third Party Consents.   Any and all consents, waivers and
                  --------------------
          approvals listed in Schedule 4.26 and all waivers of any restrictions to the business activity of the Seller enumerated in Schedule 4.26 shall have been obtained except the consent of PNC Bank, National Association which shall be obtained after the Closing pursuant to
          Section 12.09."

     1.12 Section 10.05 of the Agreement shall hereby read in its entirety as follows:

          "10.05  [This Section intentionally deleted]"

     1.13 Section 10.07 of the Agreement shall hereby read in its entirety as follows:

          "10.07  [This Section intentionally deleted]"

     1.14 Section 10.08 of the Agreement shall hereby read in its entirety as follows:

          "10.08  [This Section intentionally deleted]"

1.15 Section 10.09 of the Agreement shall hereby read in its entirety as follows:

          "10.09  Piggyback Registration Rights Agreement.  The Registration
                  ----------------------------------------
          Rights Agreement described in Section 7.03 shall have been executed by the Seller and USWeb."


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     1.16  Section 10.10 of the Agreement shall hereby read in its entirety as follows:

          "10.10  Securities Exemption.  The Original Payment shall be issued
                  --------------------
          pursuant to a permissible private transaction under Regulation D,
          Section 4(2), or other exemption under the Securities Act in the reasonable judgment of Buyer's Counsel."

     1.17 Section 11.01 of the Agreement shall hereby be amended in part to replace "10:00 am local time on September 9, 1999" with the following:


           "5:00 pm local time (or immediately following the Holder meeting to
           be held on   September 3, 1999) on September 3, 1999"

     1.18 Section 11.03(a) of the Agreement shall hereby read in its entirety as follows:

          "11.03(a)  [This Section intentionally deleted]"

     1.19 Section 12.01 of the Agreement shall hereby read in its entirety as follows:

          "12.01  [This Section intentionally deleted]"

     1.20 New Sections 12.09 and 12.10 shall hereby be inserted into the Agreement to read in their entirety as follows:

          "12.09 PNC National.
                 ------------

                 (a) The Seller agrees to obtain all necessary or appropriate consents, waivers, and approvals from PNC, National Association on or before 30 days following the Closing Date.

          12.10  S-3 Registration.  Within 120 days following the Closing, USWeb
                 ----------------
          shall upon the written request of the Seller use commercially reasonable best efforts to effect a registration on Form S-3."

     1.21 Except as amended as set forth above, the Agreement shall continue in full force and effect.

     1.22 This Amendment may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.


                           [Signature Page Follows]

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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be signed by its duly authorized officer as of the date first above written.


                         MITCHELL MADISON GROUP L.L.C.


                         By:  -------------------------------
                              John Hogan
                              Chief Financial Officer

                         USWEB CORPORATION


                         By:  -------------------------------
                              Carolyn Aver
                              Chief Financial Officer

                         USWEB ACQUISITION CORPORATION 137


                         By:  -------------------------------
                              Carolyn Aver
                              President and Secretary



  [Signature Page to Amendment No. 1 to Asset Purchase Agreement By and Among
   Mitchell Madison Group, L.L.C. , USWeb Corporation, and  USWeb Acquisition
                                Corporation 137]